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                                                                      EXHIBIT 15



                   INDEPENDENT ACCOUNTANTS' AWARENESS LETTER





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We are aware that Solo Serve Corporation has included our report dated June 16, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No.
71) by reference in the prospectus constituting part of its Registration Statements on Form S-8 (No. 33-55490) filed on November 20, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP

PRICE WATERHOUSE  LLP

San Antonio, Texas
June 16, 1997